UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

TOFLA MEGALINE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56549	37-1911358
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

1389 Peachtree Street NE, Atlanta, Georgia 30309

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Registrant’s telephone number, including area code: 215-327-9960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 4, 2026, Alejandro Araujo notified TOFLA Megaline Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors (the “Board”), effective immediately upon delivery of his resignation letter. Mr. Araujo’s resignation also included his resignation from any and all committees of the Board on which he served. Mr. Araujo confirmed that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Board intends to evaluate candidates to fill the vacancy on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOFLA Megaline Inc.

Date: July 17, 2026	By:	/s/ Dilip Petigara
	Name:	Dilip Petigara
	Title:	Chief Executive Officer, Chief Financial Officer and Secretary